Exhibit 10.1

PETSMART, INC.

PERFORMANCE SHARE UNIT GRANT NOTICE

(2011 EQUITY INCENTIVE PLAN)

PetSmart, Inc. (the “Company”), pursuant to its 2011 Equity Incentive Plan (the “Plan”) hereby grants to Participant the Maximum Number of Performance Share Units as set forth below (the “PSU Grant”). This PSU Grant is a “restricted stock unit” granted pursuant to Section 7 of the Plan and is subject to all of the terms and conditions as set forth herein and the Plan, which is attached hereto and incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. Except as otherwise expressly provided herein, in the event of any conflict between the terms in the PSU Grant Notice and the Plan, the terms of the Plan shall control.

Participant:

Date of Grant:	, 20

Performance Period

Target Number of Performance Share Units (PSUs)

Minimum Number of Performance Share Units Granted	0 % of PSUs

Maximum Number of Performance Share Units Granted	200% of PSUs

Consideration:	Participant’s services

Email Address:

This Grant Notice and the Plan set forth the entire understanding between Participant and the Company regarding the PSU Grant and supersede all prior oral and written agreements on that subject. Notwithstanding the foregoing, if the Participant is eligible to participate in the Executive Change in Control and Severance Benefit Plan (an “Executive Participant”), the PSU Grant shall be subject to the terms of the Executive Change in Control and Severance Benefit Plan (the “Executive Severance Plan”) to the extent expressly herein.

The details of your PSU Grant are as follows:

1. PSU GRANT. This PSU Grant represents the right to be awarded on a future date a number of Performance Share Units not exceeding the Maximum Number of Performance Share Units indicated above. This PSU Grant was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the PSU Grant, the award of Performance Share Units, the vesting of the Performance Share Units, or the delivery of common stock in respect of the PSU Grant.

2. NUMBER OF AWARDED PERFORMANCE SHARE UNITS. The actual number of Performance Share Units to be awarded to you will be determined as follows:

(a) The actual number of Performance Share Units to be awarded to you may not exceed the Maximum Number of Performance Share Units Granted pursuant to this Grant Notice, as indicated above. The number of Performance Share Units awarded to you will be determined by the Company’s Compensation Committee or its designee (the “Committee”) subject to the performance conditions as determined by the Committee (the “Performance Conditions”) and set forth in writing prior to the granting of any Performance Share Units pursuant to this Notice.

(b) No later than thirty (30) days after the receipt by the Committee of the financial results for the final fiscal year of the Performance Period applicable to the PSU Grant, the Committee shall determine whether the established Performance Criteria for the PSU Grant were achieved, and the number of Performance Share Units subject to the PSU Grant to be awarded to you. Performance Share Units shall not be awarded based upon the attainment of Performance Criteria unless and until the Committee makes such determination. The Committee shall have discretion to reduce the number of Performance Share Units that are awarded depending on (i) the extent to which the designated Performance Criteria are either exceeded or not met, and (ii) the extent to which other objectives, e.g. subsidiary, division, department, unit or other performance objectives are attained. The Committee shall have full discretion to reduce the number of Performance Share Units that are awarded based on your individual performance or other factors as it considers appropriate in the circumstances. The Committee shall not have discretion to increase the number of Performance Share Units that are awarded to you.

(c) For purposes of satisfaction of the Performance Conditions, the term “Change of Control Transaction” means a transaction that qualifies as one or more of the following: (i) a transaction described in Section 15(b) of the Plan, where the surviving corporation will not assume or continue the PSU Grant, or substitute a similar award for the PSU Grant, or (ii) a “Change of Control” as such term is defined in Section 15(b) the Plan. Additionally, if Participant is an Executive Participant, the Performance Conditions shall be satisfied upon a “Change of Control, as defined in Executive Change in Control and Severance Benefit Plan (“Severance Plan”); provided that the Executive Participant is employed by the Company on any date within the three (3) month period preceding such Change of Control. If the Performance Conditions are satisfied due to a Change of Control Transaction or Change of Control under the Severance Plan as provided in this paragraph, then 100% of Target Number of Performance Share Units will be awarded.

(d) For purposes of satisfaction of the Performance Conditions, no subsequent agreement shall be effective to amend, alter or waive satisfaction of the Performance Conditions applicable to the PSU Grant unless such agreement specifically provides for amendment of the Performance Conditions applicable to the PSU Grant.

(e) The number of Performance Share Units subject to your PSU Grant (and the corresponding number of shares of common stock issuable at a future date) may be adjusted from time to time for capitalization adjustments as set forth in the Plan. No fractional Performance Share Units shall be created, and the Committee shall, in its discretion, determine an equivalent benefit for any fractional Performance Share Units that might be created by such adjustments Any Performance Share Units subject to your PSU Grant that are not awarded to you by the Committee will be automatically forfeited, will revert to the Plan, and you will have no rights with respect to such forfeited Performance Share Units.

3. VESTING. Subject to the limitations contained herein, any Performance Share Units that are awarded by the Committee based upon satisfaction of the Performance Conditions will vest if the “Time-Based Vesting Conditions” are satisfied. The Time-Based Vesting Conditions for the Performance Share Units shall be satisfied if you retain your Continuous Status as an Employee, Director or Consultant through the earlier of (i) the expiration of the Performance Period, (ii) if you are an Executive Participant, upon any vesting acceleration of the PSU Grant provided by the Executive Severance Plan pursuant to its terms, or (iii) upon any vesting acceleration of the PSU Grant provided for pursuant to any Company plan or any agreement between you and the Company, whether currently in effect or adopted or entered into hereafter. For clarity, at no time shall the vesting of the PSU Grant be greater than one hundred percent (100%). Any awarded Performance Share Units that have vested in accordance with the vesting criteria set forth in this Section 3 are “Vested Units.” Your Continuous Status as an Employee, Director, or Consultant shall not be considered terminated due to a change in the capacity in which you perform services for the Company, provided you remain an Employee, Director, or Consultant of the Company.

(a) Death or Disability. If your Continuous Status as an Employee, Director or Consultant ends due to death or Disability, vesting of your Performance Share Units shall be prorated over the Performance Period by reference to the number of months of service you completed after the commencement of the Performance Period as a fraction against 36 months (with any fractional or partial month eliminated), not to exceed one hundred percent (100%). Such vesting schedule will be applied against the PSU Grant assuming that target performance, as determined by the Committee, is achieved.

(b) Retirement Termination. If you are an “Eligible Retiree” and incur a “Retirement Termination” prior to the expiration of the Performance Period, vesting of the PSU Grant will continue to pro rata vest until the end of the Performance Period, as determined pursuant to the “Retirement Vesting Schedule” set forth below:

•

You will be an “Eligible Retiree” if, at the time of termination of your Continuous Status as an Employee, Director or Consultant, you (i) are an Employee; (ii) are at least fifty-five (55) years of age; and (iii) have been continuously employed by the Company or an Affiliate during the five (5) year period ending on the date of termination.

•

“Retirement Termination” means a termination of your Continuous Status as an Employee, Director or Consultant pursuant to voluntary termination but only if (i) such voluntary termination has been designated by the Company, in its sole discretion, as a retirement and (ii) you enter into a noncompetition agreement if requested by, and in a form acceptable to, the Company. Notwithstanding the foregoing, the Company will not designate your voluntary termination as a Retirement Termination if the Company determines that such termination is detrimental to the Company.

•

“Retirement Vesting Schedule” shall be determined as follows. Unless and until there is a Retirement Termination, the vesting percentage for the Retirement Vesting Schedule shall be zero. If a Retirement Termination occurs, vesting shall be prorated over the Performance Period by reference to the number of months of service you completed after the commencement of the Performance Period as a fraction against 36 months (with any fractional or partial month eliminated), not to exceed one hundred percent (100%). The Retirement Vesting Schedule will be applied against the PSU Grant assuming that target performance, as determined by the Committee, is achieved.

•

The portion of the PSU Grant payable in the event of a Retirement Termination shall equal the pro rata number of target PSUs vested in accordance with the Retirement Vesting Schedule multiplied by the performance modifier achieved for the Performance Period.

(c) Forfeiture. Any awarded Performance Share Units that do not vest in accordance with this Section 3 will be automatically forfeited, will revert to the Plan, and you will have no rights with respect to such forfeited Performance Share Units.

4. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not be issued any shares of common stock in respect of your PSU Grant unless either (i) the shares of common stock are then registered under the Securities Act; or (ii) if the shares of common stock are not then so registered, the Company has determined that such purchase and issuance would be exempt from the registration requirements of the Securities Act. Your PSU Grant also must comply with other applicable laws and regulations governing your PSU Grant, and you may not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5. DATE OF ISSUANCE.

(a) Subject to paragraph (c) of this Section 5, the Company will deliver to you a number of shares of the Company’s common stock equal to the number of Vested Units subject to your PSU Grant and a lump sum cash payment equal to the dividend equivalents credited to you pursuant to Section 6 within sixty (60) days following the end of the Performance Period. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, in the event you die or become Disabled before the end of the Performance Period, issuance of the shares of Company common stock and payment in cash of your dividend equivalents shall be made within sixty (60) days following your death or Disability, as applicable.

(b) Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of the Company’s common stock in the public market and any shares in respect of your PSU Grant are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s common stock on the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, a) you may satisfy the tax withholding by submitting a cash payment to the Company and such shares will be delivered to you on the Original Distribution Date or b) such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing continuous services at such time) or the next business day when you are not prohibited from selling shares of the Company’s common stock in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the end of the Performance Period occurs. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(c) As a condition to the issuance of shares of Company common stock for earned Vested Units under this Section 5, you must acknowledge (i) your receipt and review of the Grant Notice, the Plan, the Plan prospectus and the Company’s most recent Form 10-K filing with the U. S. Securities and Exchange Commission and (ii) your acceptance of the terms of the Grant Notice within thirty (30) days of the Date of Grant, in such manner and form as required by the Company.

6. DIVIDENDS. The Company shall maintain a notional account pursuant to which you will be credited with a nominal amount equal to any cash dividend, stock dividend or other distribution made during the Performance Period that does not result from a capitalization adjustment as provided in the Plan based on your target number of PSUs. The amount of dividend equivalents payable, if any, shall equal the amounts credited to your notional account under this Section 6 for the Performance Period multiplied by the actual performance modifier achieved for the Performance Period, subject to any applicable withholding. However, if your Continuous Status as an Employee, Director or Consultant terminates before the end of the Performance Period due to a Retirement Termination, the amount of your dividend equivalents shall be prorated by reference to the number of months of service you completed after the commencement of the Performance Period as a fraction against 36 months (with any fractional or partial month eliminated). Notwithstanding the foregoing, if your service with the Company terminates before the end of the Performance Period due to your death or Disability, no additional dividend equivalents shall be credited to your notional account after your death or Disability and you shall receive only the nominal amount of dividend equivalents credited to you without any adjustment based on the performance modifier. All amounts credited under this Section 6 shall be paid to you in cash at the time of issuance of shares of Company common stock under Section 5. Your dividend equivalents shall not be eligible to accrue interest at any time.

7. NON-TRANSFERABILITY OF THE PSU GRANT. Your PSU Grant is not transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act (a “QDRO”). In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of common stock that may be issued to you in respect of the PSU Grant until the shares are issued to you in accordance with Section 5 herein. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of common stock to which you were entitled at the time of your death pursuant to this Grant Notice.

8. RESTRICTIVE LEGENDS. The shares issued in respect of your PSU Grant shall have endorsed thereon appropriate legends as determined by the Company.

9. PSU GRANT NOT A SERVICE CONTRACT. Your PSU Grant is not an employment or service contract, and nothing in your PSU Grant shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your PSU Grant shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

10. WITHHOLDING OBLIGATIONS.

(a) On or before the time you receive a distribution of the shares in respect of your PSU Grant, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the common stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any affiliate which arise in connection with your PSU Grant (the “Withholding Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your PSU Grant by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) withholding from any cash payable to you with respect to any dividend equivalents; (iii) causing you to tender a cash payment; or (iv) withholding shares of common stock from the shares of common stock issued or otherwise issuable to you in connection with the PSU Grant with a Fair Market Value (measured as of the date shares of common stock are issued to pursuant to Section 5) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of common stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum required statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any common stock.

11. UNSECURED OBLIGATION. Your PSU Grant is unfunded, and as a holder of a vested PSU Grant, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Grant Notice. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Grant Notice until such shares are issued to you pursuant to Section 5 herein. Upon such issuance, you will obtain full voting and other rights as a stockholder of the

Company. Nothing contained in this Grant Notice, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

12. TAX CONSEQUENCES. You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Grant Notice. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of your PSU Grant

13. NOTICES. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (a) the date of personal delivery, including delivery by express courier, or (b) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten days’ advance written notice to each of the other parties hereto:

COMPANY:	PetSmart Inc.

19601 North 27th Avenue

Phoenix, AZ 85027

Attn: General Counsel

YOU:	Your address as on file with the Company’s

Human Resources Department at the time notice is given

Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this PSU Grant by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14. MISCELLANEOUS.

(a) The rights and obligations of the Company under your PSU Grant shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under your PSU Grant may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your PSU Grant.

(c) You acknowledge and agree that you have reviewed your PSU Grant in its entirety, have had an opportunity to obtain the advice of counsel and fully understand all provisions of your PSU Grant.

(d) This Grant Notice shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Grant Notice shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15. GOVERNING PLAN DOCUMENTS. Your PSU Grant is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your PSU Grant, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as otherwise expressly provided herein in the event of any conflict between the terms in the PSU Grant and the Plan, the terms of the Plan shall control.

16. SEVERABILITY. If all or any part of this Grant Notice or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Grant Notice or the Plan not declared to be unlawful or invalid. Any Section of this Grant Notice (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the PSU Grant subject to this Grant Notice shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any affiliate’s employee benefit plans.

18. CHOICE OF LAW. The interpretation, performance and enforcement of this Grant Notice will be governed by the law of the state of Arizona without regard to such state’s conflicts of laws rules.

19. AMENDMENT. This Grant Notice may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Grant Notice may be amended solely by the Committee by a writing which specifically states that it is amending this PSU Grant, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of this Grant Notice in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the PSU Grant which is then subject to restrictions as provided herein.

*    *    *

ATTACHMENT I

2011 EQUITY INCENTIVE PLAN